Exhibit 99.1

Kodak Seeks Approval for $406 Million Rights Offering, including Backstop Equity Commitment from Creditors

Commitment Permits Investment Opportunity by All Unsecured Creditors in Kodak upon Emergence

ROCHESTER, N.Y., June 18 – Eastman Kodak Company today announced that, subject to Court approval, key creditors have agreed to backstop a $406 million rights offering for common stock in the company upon its emergence from Chapter 11. Kodak expects to use the proceeds of the rights offering to fund distributions under Kodak’s revised Plan of Reorganization, including the repayment of its second lien creditors, who will no longer receive equity in the Plan.

The proposed rights offering permits Kodak to offer its creditors up to 34,000,000 shares of common stock for the per share purchase price of $11.94, equivalent to approximately 85% of the equity of Kodak upon emergence. The mechanics of the offering will be detailed in full in the relevant Court filings. The creditors proposing the backstop commitment are GSO Capital Partners, BlueMountain Capital, George Karfunkel, United Equities Group and Contrarian Capital.

“Attracting this additional funding is a strong vote of confidence in both Kodak’s Plan of Reorganization and in the actions we have taken during our restructuring to create a solid future for our company,” said Antonio M. Perez, Kodak’s Chairman and Chief Executive Officer. “This agreement, which serves as a critical component of the capital structure for the emerging Kodak, positions us to comprehensively settle our obligations with our various key creditor constituencies.”

Kodak has filed a motion to approve the backstop commitment with the U.S. Bankruptcy Court for the Southern District of New York, which is scheduled to be heard on June 25, 2013, at the same hearing as Kodak’s motion to approve its Amended Disclosure Statement. Kodak also filed today an Amended Plan of Reorganization. In the coming days, Kodak intends to file a proposed Order regarding the Rights Offering Procedures and an Amended Disclosure Statement describing its Amended Plan. All of these are subject to Court approval.

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation,

Kodak Seeks Approval for $406 Million Rights Offering, including Backstop Equity Commitment from Creditors / Page 2 management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to secure investments and financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

2013